UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                                 ROO GROUP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of securities:
         (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing party:
         (4) Date filed:


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                                 ROO GROUP, INC.
                            62 White Street, Suite 3A
                               New York, NY 10013

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS


To our Shareholders:

         This Information Statement is furnished by the Board of Directors of ROO Group, Inc., a Delaware corporation (the "Company"), to holders of record of the Company's common stock, $.0001 par value per share, at the close of business on November 4, 2004, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform our shareholders that on November 4, 2004, holders of a majority of the voting capital stock of the Company acted by written consent in lieu of a special meeting of shareholders to adopt an amendment to our Certificate of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

         The amendment to our Certificate of Incorporation will not become effective until at least 20 days after the initial mailing of this Information Statement.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS:

                                          /s/ Robert Petty
                                          ------------------------------------
                                          Robert Petty
                                          Chief Executive Officer and Chairman
                                          of the Board of Directors

                                 ROO GROUP, INC.
                            62 White Street, Suite 3A
                               New York, NY 10013

                              INFORMATION STATEMENT

                             INTRODUCTORY STATEMENT

         ROO Group, Inc. is a Delaware corporation with its principal executive offices located at 62 White Street, Suite 3A, New York, NY 10013. Our telephone number is (646) 352-0260. This Information Statement is being sent to our shareholders by the Board of Directors to notify them about action that the holders of a majority of our outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on November 4, 2004, and will be effective when we file a Certificate of Amendment to our Certificate of Incorporation with the State of Delaware.

         We expect to file an amendment to our Certificate of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock on or about January 6, 2005.

         Copies of this Information Statement are being mailed on or before December 15, 2004 to the holders of record on November 4, 2004 of the outstanding shares of our common stock.

                               GENERAL INFORMATION

         On November 3, 2004, our Board of Directors authorized and approved, subject to shareholder approval, an amendment to authorize the issuance of 20,000,000 shares of preferred stock, which our Board of Directors deemed to be in the best interests of our company and our shareholders. Subsequently, on November 4, 2004, holders of a majority of our voting capital stock acted by written consent in lieu of a special meeting of shareholders to adopt an amendment to our Certificate of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock.

         We have one class of voting securities, common stock, of which each share is entitled to one vote. As of November 4, 2004, there were 188,297,711 shares of common stock outstanding. The consent of shareholders holding more then 50% of the votes entitled to be cast approved an amendment to authorize the issuance of 20,000,000 shares of preferred stock.

                        DESCRIPTION OF OUR CAPITAL STOCK

         Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share, and no shares of preferred stock. As of November 4, 2004, we had 188,297,711 shares of common stock outstanding. Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to shareholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

         The proposed amendment would change Article Fourth of our Certificate of Incorporation authorizing the issuance of 20,000,000 shares of preferred stock as shown in the following restatement of Article Fourth:

                  "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001 per share. The second class of stock shall be Preferred Stock, par value $0.0001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating,


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

         optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                  Class             Par Value            Authorized Shares
                  -----             ---------            -----------------
                  Common            $0.0001                500,000,000
                  Preferred         $0.0001                 20,000,000
                                                          ------------
                  Totals:                                 520,000,000"

         The amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. The proposed Certificate of Amendment to our Certificate of Incorporation is attached hereto as Exhibit A.

         The preferred stock to be authorized is commonly referred to as "blank check" preferred stock ("Blank Check Preferred") because the Blank Check Preferred would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time. As such, the Blank Check Preferred would be available for issuance without further action by our shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted.

         The Board of Directors believes that the creation of Blank Check Preferred is advisable and in the best interests of our company and our shareholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable us to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders' meeting to approve a contemplated stock issuance.

         The authorization of the Blank Check Preferred would also afford us greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of Blank Check Preferred may also be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. The availability of Blank Check Preferred could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our company and our shareholders. The proposed Blank Check Preferred amendment to the existing Certificate of Incorporation is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our company.

         The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of the common stock cannot be stated until the Board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by the shareholders. Holders of the common stock will not have preemptive rights with respect to the Blank Check Preferred.


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

         Although we may consider issuing Blank Check Preferred in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of the Blank Check Preferred.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's common stock as of November 4, 2004. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our common stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

         Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o ROO Group, Inc., 62 White Street, Suite 3A, New York, NY 10013.

                                                                Percentage of
                                            Common Stock         Common Stock
Name and Address of Beneficial Owner   Beneficially Owned(1)  Before Offering(1)
-------------------------------------  ---------------------  ------------------
Robert Petty                              78,000,000(2)             40.14%

Robin Smyth                                5,000,000(3)              2.61%

Avenue Group, Inc.                           47,000,000             24.96%
15303 Ventura Blvd.
9th Floor
Sherman Oaks, CA 91403

Midnight Bay Holdings Pty., Ltd.          25,000,000(4)             13.28%
11 Torresdale Court
Toorak Victoria 3142
Australia

All Directors and Executive                  83,000,000             42.07%
Officers as a Group (2 persons)

----------
(1) Applicable percentage ownership is based on 188,297,711 shares of common stock outstanding as of November 4, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of November 4, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 4, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 6,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2006.
(3) Includes 400,000 shares held indirectly through the Smyth Family Trust. Also includes 3,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by ROO Group, Inc. on April 8, 2004. Such options are exercisable at $.1265 per share and expire on May 8, 2006.
(4)     Includes 7,000,000 shares which is owned by a related party IPTV Pty Ltd


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

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Certificate of Incorporation set forth herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

                              NO DISSENTERS' RIGHTS

         Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our Certificate of Incorporation to authorize the issuance of 20,000,000 shares of preferred stock.

                          COST OF INFORMATION STATEMENT

         We are making the mailing and will bear the costs associated therewith. There will be no solicitations made. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

                              SHAREHOLDER PROPOSALS

         The Board has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at our next annual meeting of shareholders must be received at our offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in our information or proxy statement relating to that meeting.

                   FORWARD-LOOKING STATEMENTS AND INFORMATION

         This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

         The forward-looking statements are based on management's current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

         You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


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

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                 TO THE AMENDED CERTIFICATE OF INCORPORATION OF
                                 ROO GROUP, INC.

         The undersigned, being the President and Chief Executive Officer of ROO GROUP, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation is ROO Group, Inc. (the "Corporation"). The date of filing the original certificate of incorporation with the Secretary of State of Delaware was August 11, 1998.

         2. The certificate of incorporation of the Corporation is hereby superceded and replaced as follows:

                  "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.0001 per share. The second class of stock shall be Preferred Stock, par value $0.0001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                  Class             Par Value             Authorized Shares
                  -----             ---------             -----------------
                  Common            $0.0001                 500,000,000
                  Preferred         $0.0001                  20,000,000
                                                           ------------
                  Totals:                                  520,000,000"

         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's shareholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Robert Petty, its President and Chief Executive Officer, this __ day of January 2005.